Manas Petroleum Corp. Company update
BAAR, SWITZERLAND, November 6, 2013

Manas Petroleum Corp. (“Manas”) (TSX-V: MNP; OTCBB: MNAP) is pleased to provide the following update.

DWM Petroleum AG (“DWM”), a wholly-owned subsidiary of Manas, is in the process of acquiring existing oil producing assets whose present output has the potential to be restored to earlier levels (between 50 and 3500 bopd per well) and possibly increased beyond that through the rehabilitation of these fields which are presently producing 300 bopd from depths greater than 100m.

These fields are presently run-down due to the break-up of the Soviet Union when the disappearance of ongoing investment coupled with the lack of access to newer technology resulted in these fields not being maintained. In addition to the assets’ rehabilitation potential for these fields, they have upside potential for additional development, exploration and appraisal.

Effective September 27, 2013, and subject to obtaining any regulatory approvals or consents DWM has opted to acquire 65% of the company that presently owns a majority interest in the Tajik operating company which holds the oilfield assets for an amount equivalent to USD 10.1 million dollars. This transaction is scheduled to be closed prior to year-end 2013. In addition, DWM is in actively in discussions with an investment group to provide the funding to acquire the remaining shares in the Tajik operating company as well as provide the necessary funding for the rehabilitation program.

In parallel, DWM’s technical field studies are continuing with more than 300 wells being analyzed and an initial work program in development. Presently there are approximately 100 wells are ready for work-over operations.

Exploration project in Tajikistan:

Presently, DWM is in active negotiations with several experienced exploration and production groups from Russia, China and the European Union in-order to farm out up to 70% of its current 90% interest in CJSC Somon Oil (“Somon”), the operating company of the 2 exploration blocks having the licenses for risked resources of more than 400 million MMBO. Each of these prospective partners has (either or both) petroleum exploration and production experience. Additionally, there are extended discussions occurring with the possibility of combining the exploration project with the rehabilitation project discussed above.

The project has two drill ready prospects. Drilling is expected to commence upon signing the agreements with the new Somon partner. One target is located between two fields near producing wells. The second target is a sub-salt prospect with analogues in producing fields in Tajikistan and Uzbekistan. Both targets have a combined potential of 180MM BO of risked resources out of the current total potential of the prospect portfolio.

Over the past several months, all the original seismic taken over the subsalt target has been reprocessed resulting in a re-location of the subsurface target; this new location is far less risky.

Mongolia

Current exploration phase of both licenses have been extended until May 20, 2015, based on a one (1) year moratorium agreed to with the Government of Mongolia. This moratorium was entered between the Petroleum authority of Mongolia and Gobi Energy (the operator of the Mongolian assets) to allow time to add certain acreage which is between the two blocks.

Albania – Petromanas

DWM presently owns approximately 7.2% of the common shares of Petromanas Energy Inc. (PMI) which has its exploration focus in Albania and has farmed out 75% to Shell Oil. In addition, we have the right to receive up to 38MM performance shares in PMI, in the event of discovery of future reserves.

Work program details and current status are available on PMI`s webpage and recent press release about test results of the first well (www.petromanas.com).

Financing

Manas is presently actively engaged in discussions with certain investors and potential partners for funding its future operations.
On August 8, 2013, DWM signed a Loan Agreement in an amount of EURO 4,000,000 (USD 5,322,920), with Tulip Fund NV, an investment fund incorporated under the laws of the Netherlands. This bridge financing did not close and DWM is investigating other sources of financing. In the interim the board decided to sell 50 MM PMI shares in order to avoid jeopardizing the Tajik projects. We intend to use the proceeds as working capital as well as minimum capex in Tajikistan until partner agreements are signed.

About Manas Petroleum Corp.

Manas is an international oil and gas company with primary focus on exploration and development in Central Asia and Mongolia. Through its 7.2 % equity interest in Petromanas Energy Inc., a Canadian public company, Manas participates in exploration projects in Albania, France and Australia. In Tajikistan Manas owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Soughd region through its wholly-owned subsidiary DWM Petroleum AG. In Mongolia, Manas owns 74% working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary DWM Petroleum AG.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Corporate Secretary

Manas Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
CH-6341 Baar, Switzerland
Phone:	+41 44 718 1030
Fax:	+41 44 718 1039
Email:	info@manaspete.com
Web:	www.manaspete.com

Dr. Georg Hochwimmer
Europe Investor Relations
General Research GmbH
Phone:	+49 89 2500 4330
Email:	www.manaspete.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include statements that the oil producing assets that DWM is acquiring have the potential to be restored to earlier levels (between 50 and 3500 bopd per well) and possibly increased beyond that through the rehabilitation of these fields, that these fields have the rehabilitation potential and upside potential for additional development, exploration and appraisal; the statement regarding the scheduled closing date for the acquisition of 65% of the company that presently owns the majority interest in the Tajik operating company; the statement that drilling is expected to commence upon signing the agreements with the new Somon partner(s); two drill ready targets in Tajikistan have a combined potential of 180MM BO of risked resources out of the current total potential of the prospect portfolio; the belief that the new location for the subsurface target in Tajikistan is far less risky; and the statement regarding the planned use of the proceeds from the sale of 50 MM PMI shares. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas' business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks presented by the market price and volume of trading in shares of Petromanas Energy Inc., field conditions and the risks described in Manas’ periodic disclosure documents filed on SEDAR and EDGAR, copies of which are also available on the company's website at www.manaspetroleum.com. Any of these risks could cause Manas' or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.